UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  October 10, 2006

ITC HOLDINGS CORP.
(Exact name of Registrant as Specified in its Charter)

Michigan	001-32576	32-0058047
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

29500 Orchard Hill Place, Suite 200
Novi, Michigan	48375
(Address of Principal Executive Offices)	(Zip Code)

(248) 374-7100
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry Into a Material Definitive Agreement

In connection with the issuance by ITC Holdings Corp. (the “Company”) of 2,195,045 shares of the Company’s common stock to Macquarie Essential Assets Partnership (“MEAP”) described under Item 2.01 below (the “Stock Consideration”), on October 10, 2006 the Company entered into a shareholders agreement with MEAP (the “Shareholders Agreement”).  Pursuant to the terms of the Shareholders Agreement, MEAP may not sell such stock for one year following the closing and is entitled to incidental registration rights during the second year after October 10, 2006.  The foregoing description of the Shareholders Agreement does not purport to be complete and is qualified in its entirety by reference to the Shareholders Agreement, a copy of which is filed as Exhibit 4.13 hereto and is incorporated herein by reference.

Item 2.01            Completion of Acquisition or Disposition of Assets

On October 10, 2006, the Company completed the previously announced acquisition of all of the outstanding equity interests in Michigan Electric Transmission Company, LLC (“METC”) pursuant to the purchase agreement with TE Power Opportunities, L.P., Mich 1400 LLC, MEAP US Holdings Ltd., MEAP, Evercore Co-Investment Partnership II L.P., Evercore METC Capital Partners II L.P. and the other parties thereto (the “Purchase Agreement”).  The final consideration paid pursuant to the Purchase Agreement is valued at approximately $554 million, consisting of $484 million in cash and the Stock Consideration.  In addition, the Company has assumed approximately $311 million of debt and other liabilities.  The Company funded the acquisition with net proceeds from its public offering of common stock and a portion of the net proceeds from its private placement of senior notes, each of which also closed on October 10, 2006.  A copy of the Purchase Agreement was attached as Exhibit 2.1 to the Company’s current report on Form 8-K filed on May 17, 2006 and is incorporated herein by reference as though fully set forth herein.  The foregoing summary description of the acquisition does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement.

Item 3.02            Unregistered Sales of Equity Securities

The description of the issuance of the Stock Consideration under Item 1.01 and Item 2.01 above is hereby incorporated by reference.

The Company issued the Stock Consideration to MEAP pursuant to the terms of the Purchase Agreement and in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended.

Item 8.01  Other Events.

On October 10, 2006, the Company issued a press release announcing the completion of the acquisition referred to in Item 2.01 above.  The October 10, 2006 press release is filed as Exhibit 99.1 hereto.

Item 9.01  Financial Statements and Exhibits.

(a)  The financial statements required to be filed as part of this report will be filed by an amendment to this Current Report on Form 8-K as soon as practicable, but not later than 71 days after this Current Report is required to be filed.

(b)  The pro forma financial information required to be filed as part of this report will be filed by an amendment to this Current Report on Form 8-K as soon as practicable, but not later than 71 days after this Current Report is required to be filed.

(c)  Exhibits

4.13            Shareholders Agreement, dated as of October 10, 2006, by and between ITC Holdings Corp. and Macquarie Essential Assets Partnership

99.1            Press Release dated October 10, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC HOLDINGS CORP.

By:	/s/ Daniel J. Oginsky
	Name:	Daniel J. Oginsky
	Title:	Vice President, General Counsel and Secretary

October 16, 2006